STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") dated September 17, 1997, is by and among UNITED GROCERS, INC., an Oregon corporation ("Seller"), and C & K MARKET, INC., an Oregon corporation ("Buyer").

     Seller owns beneficially and of record 145,256 shares of common stock of Buyer (the "Shares"). Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares, on the terms and subject to the conditions set forth herein. The transactions contemplated in this Agreement are herein referred to as the "Purchase."

SECTION 1. PURCHASE OF SHARES AND RELATED MATTERS

          1.1 Purchase of Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined below) Seller will sell the Shares to Buyer and Buyer will purchase the Shares from Seller.

          1.2 Purchase Price. Buyer will pay to Seller for the Shares the sum of Six Million Twenty-Three Thousand and 00/100's Dollars ($6,023,000.00) (the "Purchase Price").

          1.3 Payment of Purchase Price. The Purchase Price will be paid to Seller in cash on or before 10/1, 1997.

          1.4 Delivery of Shares. Upon payment of the Purchase Price, Seller shall deliver to Buyer a stock certificate or certificates evidencing the Shares, properly endorsed to Buyer.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER

          As a material inducement to Buyer to enter into this Agreement and purchase the Shares, Seller represents and warrants that:

          2.1 Organization and Corporate Power. Seller is a corporation duly incorporated and validly existing under the laws of the state of Oregon.

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          3.2 Authorization.  The execution,  delivery,  and performance of this
Agreement and all other agreements contemplated hereby to which Buyer is a party have been duly authorized by Buyer. This Agreement and each other agreement contemplated hereby, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

          3.3 No Conflict with Other Instruments or Agreements. The execution and delivery by Buyer of this Agreement and all other agreements contemplated hereby to which Buyer is a party, the Purchase, and the fulfillment of and compliance with the respective terms hereof by Buyer, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of;
(ii) constitute a default under; (iii) give any third party the right to accelerate any obligation under; (iv) result in a violation of; or (v) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to, the Articles of Incorporation or Bylaws of Buyer or any law, statute, rule, or regulation to which Buyer is subject, or any agreement, instrument, order, judgment, or decree to which Buyer is subject.

          3.4 GovernmentAl  Authorities.  Except as set forth in Schedule "3.4,"
(i) Buyer is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by Buyer of this Agreement and the consummation of the purchase; and
(ii) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Buyer or any affiliate in connection with Buyer's execution, delivery, and performance of this Agreement and the consummation of the Purchase.

          3.5 Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of Buyer, threatened against Buyer or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the Purchase.

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               (a) The Articles of Incorporation and all amendments  thereto and restatements thereof of Seller certified by the official having custody over corporate records in the jurisdiction of incorporation of the corporation in question;

               (b) The current Bylaws and minutes of all meetings and consents of shareholders and directors of Seller relating to the Purchase;

               (c) A certificate of the Secretary or Assistant Secretary of Seller as to the accuracy, currency, and completeness of each of the above documents, the incumbency and signatures of officers of Seller, the absence of any amendment to the Articles of Incorporation of Seller.

SECTION 5. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

     Each and every obligation of Seller under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

          5.1 Representations and Warranties; Performance. Each of the representations and warranties made by Buyer herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Buyer will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing; and Seller will have received, at the Closing, a certificate of Buyer, signed by the President and the Chief Financial officer of Buyer, stating that each of the representations and warranties made by Buyer herein is true and correct in all material respects as of the Closing, except for changes contemplated, permitted, or required by this Agreement and that Buyer has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

          5.2 No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation,

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suit, or proceeding will be threatened at the time of Closing, against Buyer, or
Seller, or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.

          5.3 Corporate Action. Buyer will have furnished to Seller on Seller's request:

               (a) The Articles of Incorporation and all amendments thereto and restatements thereof of Buyer certified by the official having custody over corporate records in the jurisdiction of incorporation of the corporation in question;

               (b) The current Bylaws and minutes of all meetings and consents of shareholders and directors of Buyer relating to the Purchase;

               (c) A certificate of the Secretary or Assistant Secretary of Buyer as to the accuracy, currency, and completeness of each of the above documents, the incumbency and signatures of officers of the Buyer, the absence of any amendment to the Articles of Incorporation of Buyer.

SECTION 6. TERMINATION

          6.1 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Buyer and Seller.

          6.2 Termination Procedure. Any party having the right to terminate this Agreement may terminate this Agreement by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party in favor of any other party.

SECTION 7. RIGHT OF FIRST REFUSAL

          7.1 Grant of Right. Buyer agrees not to sell, transfer, exchange, grant an option to purchase, lease, or otherwise dispose of Buyer's business operations (the "Business"), or any part of, or

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interest in, the Business,  or any stock of Buyer (the "Shares"),  without first offering the Business or the Shares to Seller on the terms and conditions set forth in this Agreement. As used in this Agreement, the term sell includes a lease of the Business or substantially all of its assets with primary and renewal terms of more than 15 years in the aggregate.

          7.2 Notice of Offer. When Seller receives the Notice and a copy an offer from a third party for the Business or the Shares (the "Offer"), Seller shall have the prior and preferential right to purchase the Business or the Shares (or the part of or interest in the Business or the Shares covered by the Offer, as the case may be) at the same price and on the same terms and conditions as are contained in the Offer, except that if Seller exercises the right of first refusal granted by this Section 7 by electing to purchase the Business or the Shares, as the case may be, then (1) the closing of the transaction contemplated by the Offer shall take place no earlier than 90 days after the date that Seller elects to exercise the right of first refusal, and
(2) Seller shall receive a credit against the sale price of the Business or the Shares in an amount equal to any brokerage commission that Buyer may save by selling the Property to Seller rather than the third party offeror.

          7.3 Exercise of Right of First Refusal. Seller shall have 45 days from the date Seller receives the Notice and a copy of the Offer to notify Buyer whether Seller elects to purchase the Business or the Shares pursuant to the terms of the Offer. If Seller elects to exercise its right to purchase the Business or the Shares, then, in addition to giving Buyer written notice of its election within the 15-day period, Seller also shall tender an amount equal to the earnest money deposit, if any, specified in the Offer, which will be held and used in accordance with the terms of the Offer.

          7.4 Failure to Exercise. If Seller fails to timely exercise its right to purchase the Business or the Shares pursuant to the terms of this section, then owner shall be entitled to sell the Business or the Shares according to the terms of the Offer to the third party offeror, subject to the terms of Section 7.5.

          7.5 Failure to Consummate Sale. It Seller fails to timely exercise its right to purchase the Property pursuant to the

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terms of this  Agreement,  and for any reason Buyer shall not sell or convey the
Business or the Shares third party offeror on the terms contained in the Offer within six months of Seller's election not to purchase, then Buyer must resubmit the offer as well as any other offer to Seller before selling the Business or the Shares, and such offers shall be subject to Grantee's right of first refusal under this Agreement.

          7.6 Term. The term of the right of first refusal granted by this section shall commence as of the date of this Agreement and shall be perpetual thereafter.

          7.7 Excluded Transfers. The right of first refusal created by this Agreement shall not apply to (A) any sale or conveyance of the Property by Buyer to any partnership, limited partnership, joint venture, corporation, or other entity in which Buyer, or its current management team, owns a controlling ownership interest, or (B) any transfer of an interest in the Business (i) as part of an employee incentive, stock option or other benefit plan or (ii) as security for a debt financing.

SECTION 8. MISCELLANEOUS PROVISIONS

          8.1 Public Announcements. No press release or other announcement to the employees, customers, or suppliers of the Company related to this Agreement or the Purchase will be issued without the joint approval of Buyer and Seller, unless required by law, in which case Buyer and Seller will consult with each other regarding the announcement.

          8.2. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

          8.3 Waiver of Compliance; Consents.

               (a) Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate

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as a waiver of, or estoppel with respect to, any subsequent or other failure.

               (b) Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

          8.4 Notices. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

          If to Seller:

                             United Grocers, Inc.
                             Post Office Box 22187
                             Portland, OR 97269-2187

or to such other person or address as Seller furnishes to Buyer pursuant to the above.

          It to Buyer:

                             C & K Market, Inc.
                             Post Office Box 730
                             Brookings, OR 97415

or to such other address as Buyer furnishes to Seller pursuant to the above.

          8.5 Assignment. This Agreement will not be assigned by a party hereto without the prior written consent of the other parties hereto. No permitted assignment will release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, personal representatives, successors and assigns. Nothing in the Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

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          8.6  Governing  Law.  All  matters  with  respect  to this  Agreement, including, but not limited to, matters of validity, construction, effect, and performance, will be governed by the laws of the State of Oregon applicable to contracts made and to be performed therein between residents thereof, without regard to principles of conflicts or choice of law.

          8.7 Counteparts. This Agreement may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

          8.8 Certain Rules of Construction. The provisions of this Agreement have been examined, negotiated, and revised by counsel for each party, and no implication will be drawn against any party hereto by virtue of the drafting of this Agreement.

          8.9 Entire Agreement - This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

          8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any Jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

          8.11 Attorney Fees. if any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

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          8.12 Payment of Fees and Expenses.  Each party to this  Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of the Agreement and the Purchase.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

          Buyer:             C & K Market, Inc.

                             /s/ Douglas A. Nidiffer
                             By:  Douglas A. Nidiffer
                             Its:  President

          Seller:            United Grocers, Inc.

                             By:  George P. Fleming
                             Its:  Asst. Secty.

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